UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)		November 9, 2006

BLACKSANDS PETROLEUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

Suite 1250, 645 7th Avenue SW, Calgary, Alberta Canada T2P 4G8
(Address of principal executive offices) (Zip Code)

(403) 870-2220
(Registrant’s Telephone Number, Including Area Code)

(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Relating to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

As previously reported, on November 9, 2006, we engaged Sherb & Co., LLP, as our principal independent accountant for the fiscal year ending October 31, 2006. The appointment of Sherb & Co., LLP was approved by our board of directors.

We consulted Sherb & Co., LLP in connection with the preparation of our unaudited financial statements for the quarters ended April 30, 2006 and July 31, 2006, but such consultations were not on any matters or in any capacity that would require disclosure under Item 304(a)(2) of Regulation S-B. These consultations involved Sherb & Co., LLP reviewing an open items list provided by our former accountants with our responses to the items on the list. We asked Sherb & Co., LLP whether they believed our responses were adequate. We believe disclosure under Item 304(a)(2) of Regulation S-B is not required because the consultations were not regarding:

•
the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, nor was either written or oral advise provided by Sherb & Co., LLP that was an important factor considered by the us in reaching a decision as to the accounting, auditing or financial reporting issue; or

•	any matter that was subject to disagreement with the former accountant.

We provided Sherb & Co., LLP with a copy of this Current Report on Form 8-K/A before it was filed and requested that they furnish us a letter, addressed to the Securities and Exchange Commission, stating whether they agree with the information disclosed in the Current Report. A copy of the letter we received from Sherb & Co., LLP accompanies this Current Report on Form 8-K/A as Exhibit 16.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit Description
16.1	Letter from Sherb & Co., LLP, dated December 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: December 6, 2006	By:	/s/ Darren R. Stevenson
Name: Darren R. Stevenson
Title: President and Chief Executive Officer